UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012 (April 14, 2012)

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34945	98-0430762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1660 Wynkoop St., Suite 900, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 260-7125

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 16, 2012, Triangle Petroleum Corporation (the “Company”) issued a press release announcing financial and operational results for the fiscal year ended January 31, 2012. The press release is furnished as Exhibit 99.1.

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2012, the Company appointed Dr. Peter Hill as the Executive Chairman of the Board of Directors, and he relinquished the position of Chief Executive Officer of the Company. Concurrent with this appointment, the Company appointed Jonathan Samuels as Chief Executive Officer, and he retains the title of President but relinquishes the title of Chief Financial Officer. The Company further appointed Joseph B. Feiten, as Chief Financial Officer. Mr. Samuels will serve as the Company’s principal executive officer, and Mr. Feiten will continue to serve as the Company’s principal accounting officer. As a result of such changes, the Company intends to enter into amended employment contracts for Messrs. Hill and Samuels, and to enter into an employment agreement with Mr. Feiten. There were no changes to the composition of the Company’s Board of Directors.

Dr. Hill, age 65, has 40 years experience in the international oil and gas industry. He commenced his career in 1972 and spent 22 years in senior positions at British Petroleum including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. Dr. Hill then worked as Vice President Exploration at Ranger Oil in England (1994-95), Managing Director Exploration and Production at Deminex in Germany (1995-97), Technical Director/Chief Operating Officer at Hardy Oil & Gas (1998-2000), President & CEO at Harvest Natural Resources (2000-2005), Director/Chairman at Austral Pacific Energy (2006-2008), independent advisor to Palo Alto (2008 to present) and Non Executive Chairman at Toreador Resources Corporation (2009 to present). Dr. Hill has a BSc Honors Geology and a PhD.

Mr. Samuels, age 33, has served as the Company's Chief Financial Officer and Corporate Secretary since December 2009, and as its President since July 22, 2011. Prior to joining the Company, Mr. Samuels was an investment professional responsible for research and investment sourcing in the energy sector at Palo Alto Investors, a hedge fund founded in 1989. Mr. Samuels worked for five years at California-based Palo Alto Investors.

Mr. Feiten, age 60, has served as the Company’s Vice President of Accounting and principal accounting officer since November 1, 2011. Prior to joining the Company, he served as chief financial officer, principal financial officer and principal accounting officer of American Oil & Gas Inc. from June 2006 to December 2010 when American was acquired by Hess Corporation. A Certified Public Accountant for the past 38 years, Mr. Feiten served as chief financial officer of the publicly traded Tipperary Corporation from June 2002 until its acquisition by Santos, Ltd in October 2005. For the four months immediately following the acquisition, Mr. Feiten was employed by Santos USA, as vice president of accounting of Tipperary Corporation to assist in the transition of Tipperary operations to subsidiaries of Santos, Ltd. He also provided accounting consulting services to American Oil & Gas Inc. from April 24, 2006 through May 11, 2006, and from January 2011 until July 2011. From June 1974 through May 2000, Mr. Feiten was a CPA with PricewaterhouseCoopers, serving 18 of his last 20 years there as a national or global director in its energy and mining program. Mr. Feiten holds a BSBA in accounting and an MBA from the University of Denver. He co-authored the 4th (1996) and 5th (2000) editions of Petroleum Accounting Principles, Procedures, & Issues, a leading reference book on U.S. financial accounting rules for the exploration, development and production of oil and natural gas.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2012, the company posted an updated investor presentation on its corporate website, which contains non-public information. A copy of this presentation is furnished as Exhibit 99.2.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1*	Press release issued April 16, 2012, announcing officer changes, operational updates and financial results for the fiscal year ended January 31, 2012

99.2*	Investor Presentation by the Company for April 2012

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION
(Registrant)

Date: April 17, 2012	By:	/s/ Jonathan Samuels
Jonathan Samuels President and Chief Executive Officer